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                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT

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                                                                                Jurisdiction of
Subsidiary                                                                       Incorporation
----------                                                                --------------------------
Midway Interactive Inc.                                                              Delaware
Midway Home Entertainment Inc.                                                       Delaware
Midway/Nintendo Inc. -- 50% owned                                                    Delaware
Midway Games West Inc. (formerly, Atari Games Corporation)                          California
Midway Games Asia Limited - 79.9% owned by the Registrant and
              .1% owned by Midway Home Entertainment Inc.                            Hong Kong
Qingdao Wei TC Family Playland Co., Ltd.- 100% owned by
              Midway Games Asia Limited                                   People's Republic of China
Midway Games Sales Corporation                                                       Barbados
Midway Games (Europe) Gmbh                                                            Germany
Midway Games Limited                                                              United Kingdom
Midway Amusement Games, LLC                                                       Delaware (LLC)
Midway Sales Company, LLC                                                         Delaware (LLC)

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